CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Richard A. Smith, Chief Executive Officer and President of Securus Technologies, Inc. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)

the quarterly report on Form 10-Q of the Company for the quarterly period ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/RICHARD A. SMITH
Richard A. Smith
Chairman of the Board,
Chief Executive Officer and President
May 14, 2009